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                                                                   Exhibit 99(b)

             AMENDMENT NO. 5 TO VARIABLE FUNDING LOAN AGREEMENT AND
                 AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED
                      CUSTODIAN/COLLATERAL AGENT AGREEMENT

         AMENDMENT NO. 5 TO VARIABLE FUNDING LOAN AGREEMENT AND AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CUSTODIAN/COLLATERAL AGENT AGREEMENT (this "Amendment"), dated as of September 29, 1999, by and among MID-STATE TRUST V, as Borrower (the "Borrower"), ENTERPRISE FUNDING CORPORATION, as Lender (the "Lender"), FIRST UNION NATIONAL BANK, as Collateral Agent (the "Collateral Agent"), CAPITAL MARKETS ASSURANCE CORPORATION, as Surety Provider (the "Surety Provider") and Bank of America, N.A., as successor by merger to NationsBank, N.A., as Administrative Agent (the "Administrative Agent").

         Capitalized terms used and not defined in this Amendment shall have the meanings given such terms in the Variable Funding Loan Agreement, dated as of March 3, 1995, among the parties hereto, as amended from time to time (as so amended, the "Loan Agreement").

                             PRELIMINARY STATEMENTS

         WHEREAS, certain of the parties hereto are party to the Loan Agreement and the Second Amended and Restated Custodian/Collateral Agent Agreement, dated as of March 29, 1996, among the Collateral Agent, the Lender, the Borrower, the Administrative Agent and the Surety Provider, as amended from time to time (as so amended, the "CCA Agreement"); and

         WHEREAS, the parties hereto wish to amend certain terms of the Loan Agreement and certain terms of the CCA Agreement, as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, in the Loan Agreement and in the CCA Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

                  (a) Section 6.1 thereof is hereby amended by:

                           (i) adding the following language at the end of
                  clause (l) thereof after the word "thereafter": "; provided, HOWEVER, that no Event of Default shall be deemed to have occurred under this clause (l) during any of the six (6) Collection Periods following a Take-Out by reason of the Collections Coverage Ratio being less than the applicable percentage set forth above for any of such six Collection Periods and PROVIDED, FURTHER, that the Collections Coverage Ratio (A) with respect to the seventh Collection Period following any Take-Out, shall be the Collections Coverage Ratio solely for such Collection Period and (B) with respect
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                  to the eighth Collection Period following any Take-Out, shall be the average of the Collections Coverage Ratio for the seventh and eighth Collection Periods following such Take-Out"; and

                           (ii) adding the following new clause (r) at the end
                  thereof: "(r) For any of the first six (6) Remittance Dates following a Take-Out, the amount on deposit in the Reserve Account shall fail to be equal to or greater than the sum of
                  (i) the Scheduled Reserve Account Payment for such Remittance Date and (ii) $1,000,000."

                  (b) Annex A thereto is hereby amended by:

                           (i) changing "$125,000" in clause (u) of the
                  definition of "ELIGIBLE ACCOUNT" to "$150,000";

                           (ii) changing "2%" in clause (u) of the definition of
                  "ELIGIBLE ACCOUNT" to "10%";

                           (iii) changing "Outstanding Balance" in clause (u) of
                  the definition of "ELIGIBLE ACCOUNT" to "Economic Balance";

                           (iv) deleting the following language from clause (aa)
                  of the definition of "ELIGIBLE ACCOUNT": "with respect to any Account originated by an Eligible Originator, the amount thereof, together with the amount of all other outstanding Accounts of such Eligible Originator purchased under the DAT Agreement, would not represent greater than 3% of the Borrowing Base, and (ii)";

                           (v) adding following new clause (bb) to the
                  definition of "ELIGIBLE ACCOUNT" before the period at the end thereof: "(bb) with respect to any Account originated by an Eligible Originator (i) such Account was originated subsequent to the date the related Eligible Originator was acquired by the Originator or Walter Industries, Inc. and (ii) such Account was originated in accordance with the Credit and Collection Policy";

                           (vi) adding the following new definition after the
                  definition of "HOLDING ACCOUNT": "INCREMENTAL AMOUNT" shall have the meaning given such term in Section 4.1(d)(vi) of the CCA Agreement.";

                           (vii) changing "$400,000,000" in the definition of
                  "MAXIMUM NET INVESTMENT" to "$500,000,000";

                           (viii) changing "clause (i)" in the definition of
                  "SCHEDULED RESERVE ACCOUNT PAYMENT" to "clauses (i) through
                  (v)"; and

                           (ix) changing "September 29, 1999" in the definition
                  of "SCHEDULED TERMINATION DATE" to "September 27, 2000".

         SECTION 2. AMENDMENT TO CCA AGREEMENT. The CCA Agreement is hereby amended as follows: Section 4.1(d) (vi) is hereby amended by adding the following proviso at the end thereof: "; PROVIDED, HOWEVER, that following a Take-Out, the amount to be deposited pursuant to this clause SIXTH shall be equal to (i) for the first Remittance Date following a Take-Out, the
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Scheduled Reserve Account Payment for such Remittance Date plus an amount (the
"Incremental Amount") equal to $1,000,000 and (ii) for each of the next five (5) Remittance Dates thereafter, the Scheduled Reserve Account Payment for such Remittance Date plus $1,000,000 (after giving effect to the Incremental Amount deposited on any Remittance Date preceding such Remittance Date but after the related Take-Out).

         SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall be effective on and as of the date on which all parties hereto have executed this Amendment and delivered their signature pages hereto to the Administrative Agent and the Lender shall have received the following, each of which shall be in form and satisfactory to the Lender:

                  (a) An endorsement (the "Endorsement")to the Surety Bond issued by the Surety Bond Provider, dated July 31, 1997 duly executed by the Surety Bond Provider, dated the date hereof, in the form attached hereto as Exhibit A;

                  (b) An opinion of counsel to the Surety Provider regarding the enforceability of the Surety Bond as modified by the Endorsement;

                  (c) A new Variable Funding Note in the form of Exhibit B attached hereto, executed by the Trust;

                  (d) Schedule A to the Depositor Account Transfer Agreement signed by each of Dream Homes, Inc. and Dream Homes USA, Inc.;

                  (e) Opinions of counsel to Dream Homes, Inc. and Dream Homes USA, Inc. with respect to (A) the enforceability of the Amended and Restated DAT Agreement against each thereof and (B) the creation and perfection of a security interest by each such Eligible Originator in the Accounts and the Account Documents created under the DAT Agreement in favor of the Depositor;

                  (f) A copy of Amendment No. 1 to the Amended and Restated DAT Agreement, dated the date hereof and duly executed by the parties thereto; and

                  (g) Copies of proper financing statements (Form UCC-1) with respect to each of Dream Homes, Inc. and Dream Homes, USA, naming Dream Homes, Inc. or Dream Homes, USA, as the case may be, as debtor/seller in favor of the Depositor as secured party/purchaser, each for the benefit of the Borrower as assignee of the secured party/purchaser.

         SECTION 4. SEVERABILITY OF PROVISIONS. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 5. CAPTIONS. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 6. AGREEMENTS TO REMAIN IN FULL FORCE AND EFFECT. Except as amended hereby, each of the Loan Agreement and the CCA Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references in the Loan Agreement or the CCA Agreement, as the case may be, to "herein," or words of like import, and
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all references to the Loan Agreement or the CCA Agreement, as the case may be, in any agreement or document shall hereafter be deemed to refer to the Loan Agreement or the CCA Agreement, as the case may be, as amended hereby.

         SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 8. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same amendment.

         SECTION 9. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Amendment.

         SECTION 10. REPRESENTATIONS AND WARRANTIES. The Borrower hereby certifies that (i) the representations and warranties made by it in Section 3.1 of the Loan Agreement are true and correct as of the date hereof, as though made on and as of the date hereof and (ii) as of the date hereof, there is no Event of Default or event which, with the passage of time of the giving of notice, could result in an Event of Default.
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

                                   MID-STATE TRUST V

                                   By: Wilmington Trust Company, not in its
                                       individual capacity but solely as Owner
                                       Trustee


                                   By: /s/ C. PAGLIA
                                       -----------------------------------
                                       Name: Charlotte Paglia
                                       Title: Financial Services Officer


                                   ENTERPRISE FUNDING CORPORATION


                                   By: /s/ K. P. BURNS
                                       -----------------------------------
                                       Name: Kevin P. Burns
                                       Title: Vice President


                                   BANK OF AMERICA, N.A.,
                                   AS ADMINISTRATIVE AGENT


                                   By: /s/ STAN MEIHAUS
                                       -----------------------------------
                                       Name: Stan Meihaus
                                       Title: Principal
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                                   FIRST UNION NATIONAL BANK,
                                   AS COLLATERAL AGENT


                                   By: /s/ R. ASHBAUGH
                                       -----------------------------------
                                       Name: Robert Ashbaugh
                                       Title: Vice President


Capital Markets Assurance
Corporation hereby consents to
the foregoing amendment by the
execution hereof:


CAPITAL MARKETS ASSURANCE
  CORPORATION

By: /s/ NICHOLAS SOURBIS
    ------------------------------
    Name: Nicholas Sourbis
    Title: Managing Director


Date: